SCHEDULE 14A INFORMATION
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PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Progress Software Corporation (the “Company”) will be held on Thursday, April 20, 2006, commencing at 10:00 A.M., local time, at the principal executive offices of the Company, 14 Oak Park, Bedford, Massachusetts 01730, for the following purposes:

1.	To fix the number of directors constituting the full Board of Directors of the Company at five;

2.	To elect five directors;

3.	To act upon a proposal to amend the Company’s 1997 Stock Incentive Plan ( the “1997 Plan”), to increase the maximum number of shares that may be issued under such plan from 7,540,000 shares to 9,540,000 shares and to extend the term of the plan during which incentive stock options may be granted by nine years; and

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on February 24, 2006 as the record date for determination of shareholders entitled to receive notice of and vote at the meeting and any adjournment thereof.

By Order of the Board of Directors,

James D. Freedman
Secretary

March 20, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

SCHEDULE 14A INFORMATION
PROGRESS SOFTWARE CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROGRESS SOFTWARE CORPORATION
PROXY STATEMENT
VOTING PROCEDURES
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
DIRECTORS’ COMPENSATION
SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
OPTION GRANTS IN FISCAL 2005
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EMPLOYEE RETENTION AND MOTIVATION AGREEMENTS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
STOCK PERFORMANCE GRAPH
PROPOSED AMENDMENT TO THE COMPANY’S 1997 STOCK INCENTIVE PLAN
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXPENSES OF SOLICITATION
PROPOSALS OF SHAREHOLDERS FOR 2007 ANNUAL MEETING
AVAILABLE INFORMATION
PROGRESS SOFTWARE CORPORATION

PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation (the “Company”) of proxies for use at the 2006 Annual Meeting of Shareholders (the “2006 Annual Meeting”) to be held on April 20, 2006, at 10:00 A.M., local time, at the principal executive offices of the Company, 14 Oak Park, Bedford, Massachusetts 01730. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about March 20, 2006.

At the 2006 Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following proposals:

1. To fix the number of directors constituting the full Board of Directors of the Company at five;

2. To elect five directors; and

3.	To act upon a proposal to amend the Company’s 1997 Stock Incentive Plan ( the “1997 Plan”), to increase the maximum number of shares that may be issued under such plan from 7,540,000 shares to 9,540,000 shares and to extend the term of the plan during which incentive stock options may be granted by nine years.

The information contained in the “Audit Committee Report” on pages 12 and 13, the “Compensation Committee Report” on pages 14 and 15 and the “Stock Performance Graph” on page 17 shall not be deemed “filed” with the Securities and Exchange Commission (the “Commission”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

VOTING PROCEDURES

Only holders of record of Common Stock outstanding at the close of business on February 24, 2006 are entitled to vote at the 2006 Annual Meeting and any adjournment thereof. As of that date, there were 40,481,298 shares outstanding and entitled to vote. Each outstanding share entitles the holder to one vote on any proposal presented at the meeting. A list of the shareholders entitled to notice of the 2006 Annual Meeting is available for inspection by any shareholder at the Company’s principal office at the address above.

Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 2006 Annual Meeting by giving written notice of such revocation to the Secretary of the Company, by signing and duly delivering a proxy bearing a later date or by attending and voting in person at the 2006 Annual Meeting. Duly executed proxies received and not revoked prior to the meeting will be voted in accordance with the instructions indicated in the proxy. If no instructions are indicated, such proxies will be voted FOR the proposal to fix the number of directors constituting the full Board of Directors at five, FOR the election of the nominees for director named in the proxy, FOR the amendment to the 1997 Plan and in the discretion of the proxies as to other matters that may properly come before the 2006 Annual Meeting.

A quorum at the 2006 Annual Meeting shall consist of a majority in interest of the shares of Common Stock outstanding on the record date for the meeting. Votes withheld from any nominee for election as director, abstentions and broker “non-votes” will be counted as present or represented at the meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. Abstentions and broker

“non-votes” with respect to a proposal are not included in calculating the number of votes cast on the proposal and therefore do not have the effect of voting against the proposal. An automated system administered by the Company’s transfer agent tabulates the votes.

The Board of Directors of the Company knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted in accordance with the judgment of the persons named as proxies.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Company’s 2005 annual report may have been sent to multiple shareholders in a single household. The Company will promptly deliver a separate copy of either document to shareholders who so request by calling or writing to the Company at the following address: Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, phone 781-280-4000 Attn: Investor Relations, or by submitting an email request to finance-info@progress.com. Shareholders who would like to receive separate copies of the Company’s annual report and proxy statement in the future, or who would like to receive only one copy per household should contact his or her bank, broker or other nominee record holder, or contact the Company at the above address, phone number or email.

ELECTION OF DIRECTORS

The Company’s by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by the shareholders of the Company, and may be enlarged or reduced by vote of a majority of the Board of Directors. Currently the Board of Directors is comprised of five members. The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the number of directors be fixed at five and has nominated for election as directors Joseph W. Alsop, Roger J. Heinen, Jr., Michael L. Mark, Scott A. McGregor and Amram Rasiel, each of whom is currently a director of the Company. Each director elected at the 2006 Annual Meeting will hold office until the next Annual Meeting of Shareholders or special meeting in lieu thereof and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of the executive officers or directors of the Company.

Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that before the 2006 Annual Meeting one or more nominees should become unwilling or unable to serve, the persons named in the enclosed proxy will vote shares represented by any proxy received by the Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

If a quorum is present at the meeting, a majority of the votes properly cast will be required to fix the number of directors at five and a plurality of the votes properly cast will be required to elect a nominee to the office of director.

The Board of Directors recommends that you vote FOR fixing the number of directors at five and FOR the election of the five individuals named below as directors of the Company.

Nominee	Age	Present Principal Employer and Recent Business Experience

Joseph W. Alsop	60	Mr. Alsop, a Co-Founder of the Company, has been a director and Chief Executive Officer of the Company since its inception in 1981.
Roger J. Heinen, Jr.	55	Mr. Heinen has been a director of the Company since March 1999. Mr. Heinen has since December 1997 been a Partner of Flagship Ventures, a venture capital company. Mr. Heinen formerly served as Senior Vice President, Developer Division, Microsoft Corporation. Mr. Heinen is also a director of ANSYS Inc.
Michael L. Mark	60	Mr. Mark has been a director of the Company since July 1987. Mr. Mark is a private investor.
Scott A. McGregor	49	Mr. McGregor has been a director of the Company since March 1998. Mr. McGregor has been President and CEO of Broadcom Corp. since January 2005. From 2002 to 2004 he was CEO of Philips Semiconductors. From 1998 to 2001 he was Senior Vice President and General Manager of Philips Electronics, North America.
Amram Rasiel	76	Mr. Rasiel has been a director of the Company since April 1983. Mr. Rasiel is a private investor.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company held five meetings during the fiscal year ended November 30, 2005. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board of Directors on which he served except for Mr. McGregor who attended 67% of such meetings. There are three standing committees of the Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Upon consideration of the requirements regarding director independence set forth in Marketplace Rules 4200 and 4350 of the Nasdaq Stock Market, the Board of Directors has determined that, with the exception of Mr. Alsop, all members of the Board of Directors and that, without exception, all members of the committees of the Board of Directors are independent within the meaning of such rules.

The Audit Committee, of which Messrs. Heinen, Mark and Rasiel are members, assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial information which will be provided to shareholders and others, the internal control system which management and the Board of Directors have established, the independence and performance of the Company’s independent registered public accounting firm and the audit process. The Nominating and Corporate Governance Committee and the Audit Committee monitor developments related to corporate governance and update the Company’s practices as they deem appropriate. The Audit Committee held five meetings during the fiscal year ended November 30, 2005. Although the Board of Directors has determined that no member of the Audit Committee qualifies as a financial expert, the Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to discharge the responsibilities of the Committee, as set forth in its charter. The Audit Committee operates under a written charter, a copy of which can be found on the Company’s website at www.progress.com under the Corporate Governance page.

The Compensation Committee, of which Messrs. Heinen and McGregor are members, held one meeting during the fiscal year ended November 30, 2005. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and determines the salaries and incentive compensation for executive officers of the Company. The Compensation Committee also administers the Company’s stock plans.

The Nominating and Corporate Governance Committee, of which Messrs. Heinen and Rasiel are members, held one meeting during the fiscal year ended November 30, 2005. The Nominating and Corporate Governance Committee is responsible for identifying qualified candidates for election to the Board of Directors and nominating the candidates proposed for election as directors at the Annual Meeting. It also assists in determining the composition of the board of directors and its committees, in developing and monitoring a process to assess board effectiveness and in developing and implementing the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which can be found on the Company’s website at www.progress.com under the Corporate Governance page. A copy of the Company’s Corporate Governance Guidelines can also be found on the Company’s website at www.progress.com under the Corporate Governance page.

The Board of Directors has adopted a Finance Code of Professional Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Corporate Controller and other employees of the finance organization and a Code of Conduct that applies to all officers, directors and employees of the Company. Copies of the Code of Conduct and the Finance Code of Professional Ethics can be found on the Company’s website at www.progress.com under the Corporate Governance page.

The Company does not require members of the Board of Directors to attend its annual meeting of shareholders. Other than Mr. Alsop, no members of the Board of Directors attended the 2005 annual meeting of shareholders.

The Board of Directors welcomes communications from the Company’s shareholders. Any shareholder may communicate either with the Board as a whole, or with any individual Director, by sending a written communication addressed to the Board of Directors or to such Director at the Company’s offices located at: 14 Oak Park, Bedford, MA 01730 or by submitting an email communication to board@progress.com. All communications sent to the Board of Directors will be forwarded to the Board, as a whole, or to the individual Director to whom such communication was addressed.

DIRECTORS’ COMPENSATION

Each of the Company’s non-employee directors who rendered services during fiscal 2005 were granted options to purchase 8,000 shares of Common Stock pursuant to the Company’s 1997 Stock Incentive Plan and has been reimbursed, upon request, for expenses incurred in attending Board of Directors’ meetings. In addition, each member of the Audit Committee was awarded an additional grant of options to purchase 2,000 shares. Members of each other Committee were awarded a grant of options to purchase 1,000 shares for service on each such Committee. Each of these options was exercisable in full commencing on the date of grant. Each option expires on the seventh anniversary of the date of grant and has an exercise price equal to the closing price of the Common Stock, as reported by The Nasdaq Stock Market, on the date of grant. Mr. Alsop who is an employee of the Company is not paid any separate fees and does not receive stock options for his service in the capacity of director.

SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned by all persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock, by each of the Company’s current directors, by each of the executive officers named in the Summary Compensation Table appearing on pages 8 and 9, and by all current executive officers and directors of the Company as a group, as of March 15, 2006.

	Beneficially Owned Shares
Name and Address of Beneficial Owner (1)	Number	Percent

Barclays Global Investors, N.A.(2)	3,359,911	8.3%
45 Fremont Street San Francisco, CA 94015
Private Capital Management, L.P.(3)	2,929,667	7.2%
Bruce S. Sherman
and
Gregg J. Powers
8889 Pelican Bay Blvd., Suite 500
Naples, FL 34108
T. Rowe Price Associates, Inc.(4)	2,628,117	6.4%
100 East Pratt Street
Baltimore, MD 21202
Joseph W. Alsop(5)	2,191,559	5.1%
14 Oak Park
Bedford, MA 01730
Amram Rasiel(6)	551,500	1.3%
Richard D. Reidy(7)	342,844	*
David G. Ireland(8)	242,136	*
Norman R. Robertson(9)	228,712	*
Michael Mark(10)	147,000	*
Scott A. McGregor(11)	80,000	*
Greg O’Connor(12)	59,443	*
Roger J. Heinen, Jr.(13)	21,000	*
All current executive officers and directors as a group (13 persons)(14)	4,271,310	9.8%

*	Less than 1%

(1)	All persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table.

(2)	Derived from Schedule 13G filed January 26, 2006. The Schedule 13G reported that Barclay’s Global Investors, NA. held sole voting power over 2,157,617 shares and sole dispositive power over 2,421,019 shares and that Barclays Global Fund Advisors held sole voting power and sole dispositive power over 938,892 shares.

(3)	Derived from Schedule 13G/A filed February 14, 2006. The persons named reported beneficial ownership of the following shares: Private Capital Management, L.P. (2,929,667); Bruce S. Sherman (2,929,667); and Gregg J. Powers (2,929,667). Mr. Sherman is CEO of Private Capital Management (“PCM”) and Mr. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by PCM’s clients and disclaim the existence of a group.

(4)	Derived from Schedule 13G/A filed February 14, 2006. Schedule 13G/A reported that the reporting person held sole voting power over 733,200 shares and sole dispositive power over 2,628,117 shares.

(5)	Includes 1,882,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(6)	Includes 10,500 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(7)	Represents 342,844 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(8)	Includes 221,900 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(9)	Includes 221,940 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(10)	Includes 76,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(11)	Includes 68,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(12)	Includes 40,765 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(13)	Includes 12,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

(14)	Includes 3,252,918 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2006.

Information related to securities authorized for issuance under equity compensation plans as of November 30, 2005 is as follows:

EQUITY COMPENSATION PLAN INFORMATION

(In thousands, except per share data)
	Number of		Number of
	Securities to be	Weighted-average	Securities
	Issued Upon	Exercise Price of	Remaining
	Exercise of	Outstanding	Available
	Outstanding	Options,	For
	Options, Warrants	Warrants	Future
Plan Category	and Rights	and Rights	Issuance

Equity compensation plans approved by shareholders	4,842	$15.26	301
Equity compensation plans not approved by shareholders	4,617	$20.37	596

Total	9,459	$17.75	897

The Company has adopted two equity compensation plans, the 2002 Nonqualified Stock Plan (2002 Plan) and the 2004 Inducement Stock Plan (2004 Plan), for which the approval of shareholders was not required. The Company intends that the 2004 Plan be reserved for persons to whom the Company may issue securities without shareholder approval as an inducement to become employed by the Company pursuant to the rules and regulations of the Nasdaq Stock Market. Executive officers and members of the Board of Directors are not eligible for awards under the 2002 Plan. An executive officer or director would be eligible to receive an award under the 2004 Plan only as an inducement to join the Company. Awards under the 2002 Plan and the 2004 Plan may include nonqualified stock options, grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. No awards other than nonqualified stock options have been granted under either plan. A total of 7,000,000 shares are issuable under the two plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Such directors, executive officers and ten-percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that with respect to the fiscal year ended November 30, 2005, its directors, officers and ten-percent shareholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2005, the Company purchased substantially all of the assets and certain liabilities of EasyAsk Inc. for approximately $9.0 million. Prior to the acquisition, the Company held a minority interest in EasyAsk Inc. whose Chairman, Larry R. Harris, was a member of the Company’s Board of Directors. Upon the close of the purchase transaction, Larry R. Harris resigned from the Board of Directors to become Vice President and General Manager of the EasyAsk Division. In addition to Mr. Harris, certain of the Company’s directors were affiliated with EasyAsk and held, directly or indirectly, an equity interest in EasyAsk. Mr. Rasiel was a board member and stockholder of EasyAsk. Mr. Heinen is a Partner at Flagship Ventures, a venture firm that invested in EasyAsk (through One Liberty Ventures) and he was a beneficial stockholder of EasyAsk. Mr. Alsop was a stockholder of EasyAsk. The purchase was unanimously approved by all disinterested directors on the Company’s board and the Company’s Audit Committee.

The Company did not engage in any other transactions or series of similar transactions in which the amount involved exceeded $60,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation earned by (i) the Company’s Chief Executive Officer (CEO) and (ii) the Company’s four most highly compensated executive officers other than the CEO during the 2005 fiscal year (collectively, the “Named Executive Officers”), for services rendered in fiscal 2005, 2004 and 2003.

Summary Compensation Table

				Long Term
				Compensation
				Awards
				Restricted	Securities
				Stock	Underlying	All Other
		Annual Compensation		Awards	Options/SARS	Compensation ($)
Name and Principal Position	Year	Salary($)	Bonus($)	($) (1)	($) (2)	(3) (4)

Joseph W. Alsop	2005	$350,000	$357,300		—	$45,228
Co-Founder and	2004	$350,000	$302,250		200,000	$44,984
Chief Executive Officer	2003	$350,000	$351,000		250,000	$41,177
David G. Ireland	2005	$306,000	$281,758		54,000	$36,950
President, Progress	2004	$303,500	$217,581		100,000	$35,172
OpenEdge	2003	$300,000	$233,100		150,000	$31,839
Gregory J. O’Connor	2005	$239,000	$136,350	$556,920	—	$801,340
President, Sonic Software(5)	2004	$229,000	$76,950		—	$20,168
	2003	$240,000	$86,400		—	$22,377
Richard D. Reidy	2005	$255,000	$184,330		40,000	$27,246
President, DataDirect	2004	$253,333	$150,462		70,000	$27,539
Technologies	2003	$250,000	$179,280		100,000	$25,141
Norman R. Robertson	2005	$255,000	$199,530		40,000	$28,845
Senior Vice President,	2004	$252,916	$158,439		70,000	$28,717
Finance and Administration	2003	$250,000	$179,280		100,000	$26,467
and Chief Financial Officer

(1)	Represents the grant to Mr. O’Connor of restricted stock awards of 18,000 shares of Common Stock. The restricted stock awards vest in four equal semi-annual increments beginning March 1, 2006, and are subject to forfeiture if the executive officer’s employment is terminated before vesting. The value set forth above is based on the average of the high and low stock prices on the date of grant, November 15, 2005.

(2)	Except as indicated in the table, the Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during fiscal 2005, fiscal 2004 or fiscal 2003.

(3)	The amounts disclosed in this column include:

(a)	Company contributions for fiscal 2005 of $13,230 to a defined contribution plan, the Progress Software Corporation 401(k) Plan (the “401(k) Plan”) for each of the Named Executive Officers.

(b)	Payments by the Company for fiscal 2005 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $27,861; Mr. Ireland, $19,755; Mr. O’Connor, $6,706; Mr. Reidy, $12,391; and Mr. Robertson, $12,816.

(c)	Payments by the Company in fiscal 2005 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,365; Mr. Ireland, $1,193; Mr. O’Connor, $932, Mr. Reidy, $994; and Mr. Robertson, $994.

(d)	Imputed income in fiscal 2005 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $2,772; Mr. Ireland, $2,772; Mr. O’Connor $420; Mr. Reidy, $631; Mr. Robertson, $1,805.

(e)	Company contributions for fiscal 2004 to the 401(k) Plan of $12,300 for each of the Named Executive Officers.

(f)	Payments by the Company for fiscal 2004 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $29,760; Mr. Ireland, $19,911 Mr. O’Connor, $6,594; Mr. Reidy, $13,669; and Mr. Robertson, $13,644.

(g)	Payments by the Company in fiscal 2004 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,194; Mr. Ireland, $1,127; Mr O’Connor, $854; Mr. Reidy, $939; and Mr. Robertson, $939.

(h)	Imputed income in fiscal 2004 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,730; Mr. Ireland, $1,834; Mr. O’Connor, $420; Mr. Reidy, $631; and Mr. Robertson, $1,834.

(i)	Company contributions for fiscal 2003 to the 401(k) Plan of $12,480 for each of the Named Executive Officers.

(j)	Payments by the Company for fiscal 2003 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $25,584; Mr. Ireland, $16,433; Mr O’Connor, 8,580; Mr. Reidy, $11,307; and Mr. Robertson, $11,282.

(k)	Payments by the Company in fiscal 2003 of elected taxable long term disability insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,308; Mr. Ireland, $1,121; Mr O’Connor, $897; Mr Reidy, $934; and Mr. Robertson, $1,771.

(l)	Imputed income in fiscal 2003 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,805; Mr. Ireland, $1,805; Mr. O’Connor $420; Mr. Reidy, $420; Mr. Robertson, $981.

(4)	Amount disclosed in this column includes $780,052 for Mr. O’Connor related to the buyout of Sonic Software Corporation stock options in fiscal 2005.

(5)	In February 2006, Mr. O’Connor became Vice President of Corporate Development and Strategy.

OPTION GRANTS IN FISCAL 2005

The following table sets forth certain information with respect to the grant of stock options in fiscal year 2005 to each of the Named Executive Officers.

						Potential
	Individual Grants					Realizable Value at
	Number of		% of Total			Assumed Annual
	Securities		Options			Rates of Stock Price
	Underlying		Granted to	Exercise		Appreciation For
	Options		Employees in	Price	Expiration	Option Term (5)
Name	Granted (#)		Fiscal Year (3)	($/Share) (4)	Date	5%($)	10%($)

Joseph W. Alsop	—		—	—	—	$—	$—
David G. Ireland	54,000	(1)	3.78%	$30.81	11/14/12	$687,187	$1,592,099
Gregory J. O’Connor	—		—	—	—	$—	$—
Richard D. Reidy	29,000	(1)	2.03%	$30.81	11/14/12	$369,045	$855,016
	11,000	(2)	0.77%	$30.81	11/14/12	$139,983	$324,316
Norman R. Robertson	24,000	(1)	1.68%	$30.81	11/14/12	$305,416	$707,599
	16,000	(2)	1.12%	$30.81	11/14/12	$203,611	$471,733

(1)	These non-qualified stock options vest on the date of grant with respect to 15% of the total amount, thereafter in equal monthly installments over a 51-month period commencing on December 1, 2005.

(2)	These incentive stock options vest on the date of grant with respect to 15% of the total amount, thereafter in equal monthly installments over a 51-month period commencing on December 1, 2005.

(3)	The Company granted options to purchase a total of 1,427,450 shares of Common Stock to employees in fiscal 2005. The Company granted no SARs during fiscal 2005.

(4)	All options were granted at fair market value, which was determined by the Compensation Committee to be the closing price of the Common Stock on the date of grant, as reported by The Nasdaq Stock Market.

(5)	The amounts shown represent hypothetical values that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock, the optionholders’ continued employment through the option period, and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to option exercises in fiscal 2005 and the value of unexercised options, as of November 30, 2005, for each of the Named Executive Officers.

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			Fiscal Year-End (#) (1)	Fiscal Year-End ($) (1) (2)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	On Exercise (#)	Realized ($)	Unexercisable	Unexercisable

Joseph W. Alsop	552,300	$13,850,762	1,799,500/317,500	$32,963,753/$4,095,184
David G. Ireland	405,120	$7,160,757	169,000/223,400	$1,796,252/$2,317,426
Gregory J. O’Connor	5,000	$96,709	40,765/ 0	$753,193/$ 0
Richard D. Reidy	242,444	$4,763,424	305,317/163,805	$4,566,455/$1,749,228
Norman R. Robertson	215,774	$3,744,311	185,940/154,500	$2,406,931/$1,570,018

(1)	As of November 30, 2005 the Company had issued no SARs.

(2)	Calculated on the basis of an assumed value of $30.27 per share, which was the average of the high and the low sale prices of the Company’s Common Stock on November 30, 2005, as reported by The Nasdaq Stock Market, less the applicable exercise price.

EMPLOYEE RETENTION AND MOTIVATION AGREEMENTS

The Company has entered into an agreement (an “Employee Retention and Motivation Agreement”) with each of the Named Executive Officers (“Covered Persons”). Each Employee Retention and Motivation Agreement provides for certain payments and benefits upon a Change in Control (as defined in such agreement) of the Company and upon an Involuntary Termination (as defined in such agreement) of the Covered Person’s employment by the Company. Upon a Change in Control, the final twelve-month vesting portion of each outstanding unvested option grant held by the Covered Persons shall automatically become vested and each Covered Person’s annual cash bonus award shall be fixed and guaranteed at his respective target level. Payment of such bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year and the balance of such bonus will be paid at the end of such fiscal year or immediately upon Involuntary Termination of such Covered Person if such event occurs prior to the end of the relevant fiscal year. Upon Involuntary Termination of a Covered Person, the final twelve-month vesting portion of each outstanding unvested option grant held by such Covered Person shall automatically become vested. If such Involuntary Termination occurs within six months following a Change in Control then the Covered Person shall receive a lump sum payment equal to nine months of target compensation and such Covered Person’s benefits shall continue for nine months. If such Involuntary Termination occurs after six months but prior to twelve months following a Change in Control then the Covered Person shall receive a lump sum payment equal to six months of target compensation and such Covered Person’s benefits shall continue for six months.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee assists the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to the financial information which will be provided to the shareholders and others, the internal control system which management and the Board have established, the independence and performance of the Company’s independent registered public accounting firm and the audit process. Each member of the Audit Committee is independent as defined by the Nasdaq Stock Market’s listing standards.

Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of management’s assessment and effectiveness of the Company’s internal control over financial reporting in conjunction with an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing opinions on the financial statements and management’s assessment and effectiveness of internal control over financial reporting. The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm regarding the attestation of internal control over financial reporting and the financial audit process of the Company.

The Audit Committee obtained from Deloitte & Touche LLP the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. The Audit Committee and Deloitte & Touche LLP have discussed such disclosures and letter, as well as the independence of Deloitte & Touche LLP.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended November 30, 2005 with management and the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee reviewed and discussed with Deloitte & Touche LLP the communications required by standards established by the PCAOB (United States), including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and discussed the results of such independent registered public accounting firm’s examination of the financial statements.

Based on the above-mentioned reviews and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2005, for filing with the Securities and Exchange Commission.

Michael L. Mark, Chairman
Roger J. Heinen, Jr.
Amram Rasiel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Aggregate fees billed to the Company for services performed for the fiscal years ended November 30, 2005 and November 30, 2004 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, are as follows:

	Fiscal 2005	Fiscal 2004

Audit Fees(1)	$1,812,000	$1,364,000
Tax Fees(2)	$439,000	$722,000
Audit-Related Fees(3)	$99,000	$51,000
All Other Fees	$—	$—

(1)	Includes fees associated with an integrated audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting. Also includes statutory audit fees related to the Company’s wholly owned foreign subsidiaries as the results of these audits are utilized in the audit of the consolidated financial statements. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm were pre-approved.

(2)	Includes fees primarily for tax compliance such as review of income tax or other tax returns and assistance with tax audits. Tax fees also include tax advice regarding regulatory and statutory developments and tax planning (domestic and international) such as transfer price studies. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm were pre-approved.

(3)	Includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, proposed transactions, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions. In accordance with the policy on Audit Committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm were pre-approved.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Requests for specific services by the independent registered accounting firm which comply with the auditor services policy are reviewed by the Company’s Finance, Tax, and Internal Audit departments. Requests approved by the group are aggregated and submitted to the Audit Committee in one of the following ways:

(1) Request for approval of services at a meeting of the Audit Committee; or

(2) Request for approval of services by Mr. Mark, Chairman of the Audit Committee, and then the approval by the full committee at the next meeting of the Audit Committee.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee of the Company’s Board of Directors are Messrs. Heinen and McGregor. Neither of them is or has ever been an officer or employee of the Company or of any of its subsidiaries. No member of the Compensation Committee is a party to any relationship required to be disclosed under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is established by the Compensation Committee.

The Company’s executive compensation philosophy.  The Company’s philosophy is to reward executives based upon corporate and individual performance as well as to provide long-term incentives for the achievement of future financial and strategic goals, thereby advancing both the short and long-term interests of shareholders. These goals include growth of the Company, defined primarily in terms of growth in revenue and operating profit. It is also the Company’s philosophy to base a significant portion of the executive’s total compensation opportunity on performance incentives consistent with the scope and level of the executive’s responsibilities.

Elements of executive compensation program.  The executive compensation program for fiscal 2005 consisted of the following three elements: (1) base salary; (2) incentive compensation in the form of annual cash bonus awards earned under the Company’s Fiscal 2005 Bonus Programs for Executives and Key Contributors (the “2005 Bonus Programs”); and (3) equity-based long-term incentive compensation in the form of stock options and, in the case of one Named Executive Officer, shares of restricted stock. The Compensation Committee believes that executive compensation should be aligned with long-term shareholder value. Therefore, the elements of the executive compensation program are weighted such that the equity-based long-term element is potentially the most rewarding element. All elements of the executive compensation program are designed to be competitive with those of comparable technology companies.

Cash Compensation.  Total cash compensation is comprised of base salary and annual bonus. Base salary increases for fiscal 2005 were based upon individual, business unit or departmental contribution and performance. The 2005 Bonus Programs were established by the Compensation Committee and approved by the Board of Directors. For each participant, the 2005 Bonus Programs provided for a specified payment as a percentage of base salary depending on the attainment of specific operating metrics of the Company’s various business units, primarily focused on revenue growth and operating profit. The targets for the operating metrics are approved by the Board of Directors. If the Company or relevant business unit achieves 100% of its targeted operating metrics, 100% of the specified bonus is paid. More or less than 100% of the specified bonus may be paid depending on the Company’s level of achievement and the Compensation Committee’s assessment of the Company’s strength, stability and strategic position, as well as individual contribution. A further explanation of the elements of the executive compensation program as they relate to the CEO is provided below.

Cash Compensation of Chief Executive Officer.  Total cash compensation received by Mr. Alsop increased for fiscal year 2005 compared to fiscal year 2004 by 8%. Mr. Alsop’s increase in fiscal 2005 total cash compensation was due to a higher payout of cash bonus resulting from over-attainment of operating profit and targeted revenue growth. Base salary for Mr. Alsop remained the same in fiscal 2005 as compared to fiscal 2004.

Equity Compensation.  Long-term incentive compensation, in the form of stock options and shares of restricted stock, is intended to correlate executive compensation with the Company’s long-term success as measured by the Company’s stock price. Stock options are tied to the future success of the Company because options granted have an exercise price equal to the closing market value at the date of the grant and will only provide value to the extent that the price of the Company’s stock increases above the exercise price. Since options granted generally vest monthly over a five-year period, option participants are encouraged to continue employment with the

Company. Based on the foregoing considerations, during fiscal 2005, the Named Executive Officers received grants of stock options as disclosed in the Option Grant Table on page 10. As reflected in the Option Grant Table, Mr. Alsop did not receive a grant in fiscal 2005 but the Company committed to grant Mr. Alsop a non-qualified stock option to purchase 120,000 shares of the Company’s Common Stock if Progress shareholders approve an increase in the number of shares available for grant under the Company’s shareholder approved plans and the Compensation Committee determines that a sufficient number of shares are available to make the grant and to meet its other objectives.

Benefits.  All employees who participated in the 401(k) Plan received a discretionary matching contribution for fiscal 2005, representing up to 6% of each eligible employee’s calendar year compensation, including base salary, commissions and bonus, depending on the employee’s length of service with the Company and the employee’s contribution level. Such matching contribution was approved by the Compensation Committee. The Named Executive Officers also received such a contribution, except that, due to limitations imposed on 401(k) matching contributions to higher-paid individuals under federal tax law, a portion of the contributions that otherwise would have been received by Mr. Alsop and the other Named Executive Officers disclosed in the Summary Compensation Table, pursuant to the 401(k) Plan were instead paid directly to such individuals. All such amounts are disclosed under “Other Compensation” in the Summary Compensation Table on page 8. The Company’s health and insurance plans are the same for all employees. The Company’s stock purchase plan is available to all employees except Mr. Alsop, who is ineligible to participate in the plan due to his percentage of ownership of the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes an annual limit of $1,000,000 on tax deductions that an employer may claim for compensation of certain executives. Section 162(m) of the Code provides exceptions to the deduction limitation for “performance-based” compensation, and it is the intent of the Compensation Committee to take advantage of such exceptions to the extent feasible and in the best interests of the Company.

Roger J. Heinen, Jr.
Scott A. McGregor

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The current members of the Nominating and Corporate Governance Committee of the Company’s Board of Directors are Messrs. Heinen and Rasiel, each of whom meets the independence requirements for nominating committee members set forth in the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee is responsible for identifying qualified candidates for election to the Board of Directors and nominating the candidates proposed for election as directors at the Annual Meeting.

In selecting director nominees, the Nominating and Corporate Governance Committee seeks candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. The Nominating and Corporate Governance Committee has established the following minimum requirements: having at least five years of business experience, having no identified conflicts of interest as a prospective director of the Company, having not been convicted in a criminal proceeding aside from traffic violations during the five years prior to the date of selection, and being willing to comply with the Company’s Code of Conduct and Finance Code of Professional Ethics. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

The Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and nominates candidates for election at the annual meeting of shareholders. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each such director’s overall past service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards. In the case of a new director candidate, the Nominating and Corporate Governance Committee determines whether the candidate meets the applicable independence standards, and the level of the candidate’s financial expertise. The candidate will also be interviewed by the Nominating and Corporate Governance Committee. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. To date, no third parties have been compensated for assisting in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders, and does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder. Shareholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written communication to the committee at the Company’s offices located at: 14 Oak Park, Bedford, MA 01730. Recommendations sent by shareholders must provide the candidate’s name, biographical data and qualifications, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand fundamental financial statements, other board memberships (if any), and such other information as reasonably available and sufficient to enable the Nominating and Corporate Governance Committee to evaluate the minimum qualifications stated above. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Shareholder recommendations of candidates for election as directors at an annual meeting of shareholders must be given at least 90 days prior to the date of the next annual meeting of shareholders.

STOCK PERFORMANCE GRAPH

The following line graph compares the Company’s cumulative shareholder return with that of a broad market index (NASDAQ Stock Market Index for U.S. Companies) and a published industry index (NASDAQ Computer and Data Processing Services Stocks). Each of these indices is calculated assuming that $100 was invested on November 30, 2000.

Comparative 5-Year Cumulative Total Return
Among Progress Software Corporation, Nasdaq Stock Market Index
and Nasdaq Computer and Data Processing Services Stocks

	Cumulative Total Return
	11/00	11/01	11/02	11/03	11/04	11/05
Progress Software Corporation	100	132	105	162	175	239
Nasdaq Stock Market (U.S.)	100	74	58	77	82	89
Nasdaq Computer & Data Processing	100	76	64	71	85	89

PROPOSED AMENDMENT TO THE COMPANY’S 1997 STOCK INCENTIVE PLAN

The Company’s 1997 Stock Incentive Plan (the “1997 Plan”) was adopted by the shareholders of the Company at the annual meeting of shareholders held on April 25, 1997. As of March 15, 2006, a total of 7,540,000 shares of Common Stock were authorized for issuance under the 1997 Plan, of which 3,456,620 had already been issued upon exercise of options under the Plan, 189,560 had been granted subject to restricted stock awards, 3,670,692 were reserved for issuance upon exercise of outstanding stock options, and 223,128 remained available for future grant. The exercise prices and expiration dates of options outstanding under the 1997 Plan ranged from $7.20 to $30.81 per share and from February 1, 2008 to September 26, 2014, respectively.

On March 16, 2006, the Board of Directors unanimously approved an increase in the number of shares of Common Stock authorized for issuance under the 1997 Plan by 2,000,000 shares to a total of 9,540,000 shares, which increase is subject to shareholder approval being received at the 2006 Annual Meeting. The Board of Directors also voted unanimously to extend the term of the 1997 Plan by nine years, such that any of the shares subject to the 1997 Plan, including both currently authorized shares and the additional 2,000,000 shares for which shareholder approval is being sought hereby, would be issuable at any time before March 16, 2016. A copy of the 1997 Plan, as proposed to be amended, is attached as Annex A to this Proxy Statement.

The Company has committed to grant Mr. Alsop a non-qualified stock option to purchase 120,000 shares of the Company’s Common Stock if shareholders approve an increase in the number of shares available for grant under the Company’s shareholder approved plans and the Compensation Committee determines that a sufficient number of shares are available to make the grant and to meet its other objectives. In addition, the Company typically grants stock options on an annual basis and all employees, including Mr. Alsop, will be considered for stock option grants during the fiscal year.

The Board of Directors believes that stock options and other stock-based awards can play an important role in the success of the Company, by encouraging and enabling the officers, directors and employees of, and other persons providing services to, the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that the availability of an adequate reserve of shares for issuance under the 1997 Plan is essential to enable the Company to maintain its competitive position with respect to recruiting and retaining highly skilled personnel.

If a quorum is present at the 2006 Annual Meeting, a majority of the votes properly cast at the meeting will be required to approve the proposed amendment to the Company’s 1997 Plan.

The Board of Directors recommends that shareholders vote FOR the proposal to approve the amendment of the 1997 Plan to increase the number of shares of Common Stock authorized for issuance under the 1997 Plan by 2,000,000 shares to a total of 9,540,000 shares and to extend the term of the 1997 Plan under which incentive stock options may be granted by nine years.

Summary of the Provisions of the 1997 Plan

The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is attached as Annex A to this Proxy Statement.

The 1997 Plan is administered by the Compensation Committee (the “Committee”) consisting of at least two “Outside Directors.” An “Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended, which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

The 1997 Plan permits the granting to officers, directors, employees and others who provide services to the Company, at the discretion of the Committee, of a variety of stock incentive awards based on the Common Stock of the Company. Awards under the 1997 Plan include stock options (both incentive and non-qualified), grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. The Committee selects the person to whom awards are granted and the number, type and terms of the award granted. No person may be granted awards under the 1997 Plan with respect to more than 300,000 shares of Common Stock in any calendar year (including shares subject to awards that are forfeited, cancelled or otherwise terminated in that year). As of March 15, 2006, the Company had four non-employee directors and approximately 1,700 employees eligible to receive awards under the 1997 Plan.

Stock Options.  The 1997 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) options that do not so qualify (“Non-Qualified Options”). The option exercise price of each option is determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant in the case of both Incentive Options and Non-Qualified Options. The option exercise price of each option cannot be reduced without shareholder approval.

The term of each option is fixed by the Committee and may not exceed 10 years from date of grant in the case of an Incentive Option. The Committee determines at what time or times each option may be exercised and, subject to the provisions of the 1997 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

The exercise price of options granted under the 1997 Plan may be paid in cash or bank check or other instrument acceptable to the Committee, or, with the consent of the Committee, in shares of Common Stock. The exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. At the discretion of the Committee, options granted under the 1997 Plan may include a so-called “reload” feature pursuant to which an optionee exercising an option by delivery of shares of Common Stock may be automatically granted an additional option to purchase that number of shares of Common Stock equal to the number delivered to exercise the original option.

To qualify as Incentive Options, options must meet additional requirements, including a $100,000 per year limitation on the value of shares subject to Incentive Options which first become exercisable in any one year, and a maximum 5-year term and exercise price of at least 110% of fair market value in the case of greater-than-10% shareholders.

Conditioned Stock.  The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine (“Conditioned Stock”). These conditions and restrictions may include provisions for vesting conditioned upon the achievement of certain performance objectives and/or continued employment with the Company through a specified vesting period. The purchase price, if any, of shares of Conditioned Stock is determined by the Committee.

If a participant who holds unvested shares of Conditioned Stock terminates employment for any reason (including death), the Company has the right to repurchase the unvested shares or to require their forfeiture in exchange for the amount, if any, which the participant paid for them. Prior to the fulfillment of the applicable conditions, the participant will have all rights of a shareholder with respect to the shares of Conditioned Stock, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 1997 Plan and in the participant’s Conditioned Stock award.

Unrestricted Stock.  The Committee may also grant shares of Common Stock (at no cost or for a purchase price determined by the Committee which shall not be less than fair market value) which are free from any restrictions under the 1997 Plan (“Unrestricted Stock”). Performance based grants of Unrestricted Stock shall, however, be subject to a one year holding period and time based grants of Unrestricted Stock shall be subject to a three year holding period. Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to employees pursuant to other bonus plans of the Company. Outside Directors of the Company may elect to receive all or a portion of their directors’ fees, on a current or deferred basis, in shares of Unrestricted Stock by entering into an irrevocable agreement with the Company at least six months in advance of the beginning of a calendar year. Employees, with the permission of the

Committee, may make similar irrevocable elections to receive a portion of their compensation in Unrestricted Stock.

Performance Share Awards.  The Committee may also grant performance share awards entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee determines (“Performance Share Awards”). Except as otherwise determined by the Committee, rights under a Performance Share Award not yet earned will terminate upon a participant’s termination of employment.

Stock Appreciation Rights.  The Committee may also grant stock appreciation rights (“Stock Appreciation Rights”) which entitle the holder to receive, upon exercise, Common Stock having a fair market value equal to (or, with the consent of the Committee, cash in the amount of) the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the Stock Appreciation Right, multiplied by the number of shares with respect to which the Stock Appreciation Right is exercised. Stock Appreciation Rights may be granted in conjunction with an option, in which event, upon exercise of one of the awards, the number of shares with respect to which the other award may be exercised is correspondingly reduced.

Amendments and Terminations.  The Board of Directors may at any time amend or discontinue the 1997 Plan and the Committee may at any time amend or cancel outstanding awards (or provide substitute awards at the same exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. Among other things, the Committee has the authority to accelerate the exercisability or vesting of an award (except Conditioned Stock Awards) or extend the period for exercise of an award. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder’s consent. No amendment, unless approved by the shareholders of the Company, shall be effective if it would permit the repricing of Options or Stock Appreciation Rights granted to directors, and officers of the Company or permit the granting of Non-Qualified Options or Stock Appreciation Rights at less than 100% of the fair market value of the Common Stock on the date of grant. Moreover, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would cause the 1997 Plan to fail to satisfy any then applicable incentive stock option rules under Federal tax law or applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934. In addition, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would cause a material increase in the number of shares authorized under the Plan, a material increase in the benefits accruing to participants under the Plan, or a material increase in the eligible class of recipients under the Plan.

Change of Control Provisions.  The 1997 Plan provides that in the event of a “Change of Control” (as defined in the 1997 Plan) of the Company, options and certain other awards will become exercisable for the securities, cash or property that the holders of Common Stock received in connection with the Change of Control. In addition, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate. The Committee may also, in its discretion, cancel outstanding options and other awards effective upon the Change of Control, provided that holders have at least thirty days prior to such date in which to exercise such options and awards, to the extent then exercisable.

New Plan Benefits

Because the grant of awards under the 1997 Plan is within the discretion of the Compensation Committee (other than shares of Unrestricted Stock which Outside Directors may elect to receive in lieu of directors’ fees), the Company is unable to determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 1997 Plan, except as described below. Accordingly, in lieu of providing information regarding benefits that will be received under the 1997 Plan, the following table provides information concerning the benefits that were received by the following persons or groups during fiscal 2005: each

Named Executive Officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

The amounts in the following table represent shares of Common Stock subject to options granted under the 1997 Plan, regardless of whether such options have been exercised, and shares of Common Stock subject to restricted stock awards.

New Plan Benefits
1997 Stock Incentive Plan

			Number of
	Dollar Value		Shares of
Name and Position	($)(1)		Common Stock

Joseph W. Alsop	—		—	(2)
Co-Founder, Chief Executive Officer and director-nominee
David G. Ireland	—		—
President, Progress OpenEdge
Gregory J. O’Connor	$556,920	(4)	18,000
President, Sonic Software(3)
Richard D. Reidy	—		11,000
President, DataDirect Technologies
Norman R. Robertson	—		16,000
Senior Vice President, Finance and Administration and Chief Financial Officer
All current executive officers, as a group	$866,320	(5)	85,500
All current directors who are not executive officers, as a group	—		41,500
All employees who are not executive officers, as a group	$4,998,666	(6)	161,560

(1)	Grants of options to purchase shares of Common Stock have not been assigned a dollar value.

(2)	Does not include the Company’s commitment to grant Joseph W. Alsop a non-qualified stock option to purchase 120,000 shares of Common Stock if shareholders approve an increase in the number of shares available for grant under the Company’s shareholder-approved equity plans.

(3)	In February 2006, Mr. O’Connor became Vice President of Corporate Development and Strategy.

(4)	Represents the grant of restricted stock awards of 18,000 shares of Common Stock. The value set forth above is based on the average of the high and low stock prices on the date of grant, November 15, 2005.

(5)	Represents the grant of restricted stock awards of 28,000 shares of Common Stock. The value set forth above is based on the average of the high and low stock prices on the date of grant, November 15, 2005.

(6)	Represents the grant of restricted stock awards of 161,560 shares of Common Stock. The value set forth above is based on the average of the high and low stock prices on the date of grant, November 15, 2005.

The following table provides information concerning awards made under the 1997 Plan since its inception to: each Named Executive Officer; each director-nominee; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Except as stated in the following table, no person has received or is currently expected to receive five percent or more of the total number of shares of Common Stock available for grant under the 1997 Plan, and the Company is not aware that any associate of any executive officer or director has received any award under the 1997 Plan. Because the grant of awards under the 1997 Plan is discretionary, the persons and groups listed in the following table may receive additional awards under the 1997 Plan. Pursuant to the terms of the 1997 Plan, no person may receive in any calendar year awards with respect to more than 300,000 shares of Common Stock.

Historical Grants
1997 Stock Incentive Plan

Number of Shares of
Name and Position	Common Stock

Joseph W. Alsop	1,600,000
Co-Founder, Chief Executive Officer, and director-nominee
David G. Ireland	690,000
President, Progress OpenEdge
Gregory J. O’Connor	157,061
President, Sonic Software(1)
Richard D. Reidy	635,000
President, DataDirect Technologies
Norman R. Robertson	640,000
Senior Vice President, Finance and Administration and Chief Financial Officer
Roger J. Heinen, Jr	98,000
director-nominee
Michael L. Mark	81,000
director-nominee
Scott A. McGregor	68,000
director-nominee
Amram Rasiel	81,500
director-nominee
All current executive officers, as a group	4,452,961
All current directors who are not executive officers, as a group	328,500
All employees who are not executive officers, as a group	4,460,024

(1)	Effective February 9, 2006, Mr. O’Connor became Vice President of Corporate Development and Strategy.

Federal Tax Aspects of the 1997 Plan

The following is a summary of the principal Federal income tax consequences of transactions under the 1997 Plan. It does not describe all Federal tax consequences under the 1997 Plan, nor does it describe state, local or foreign tax consequences.

Incentive Options.  No taxable income is realized by an optionee upon the grant or exercise of an Incentive Option, but the exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. If shares issued to an optionee pursuant to the exercise of an

Incentive Option are not sold or transferred within two years from the date of grant and within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes.

If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year or one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).

Non-Qualified Options.  With respect to Non-Qualified Options under the 1997 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition of the shares acquired upon exercise, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

Conditioned Stock.  A recipient of Conditioned Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time that the stock is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Code, within 30 days of the date of issuance of the Conditioned Stock, will realize ordinary income on the date of issuance equal to the fair market value of the shares of Conditioned Stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. The Company generally will receive a tax deduction equal to the amount includable as ordinary income to the recipient.

Unrestricted Stock.  The recipient of Unrestricted Stock will generally be subject to tax at ordinary income rates on the fair market value of such Unrestricted Stock on the date that such Unrestricted Stock is issued to the participant, minus any amount paid for such stock. The Company generally will be entitled to a deduction equal to the amount treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares.  The recipient of a Performance Share Award will generally be subject to tax at ordinary income rates on the fair market value of any Common Stock issued under the award on the date of issuance of the shares, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Stock Appreciation Rights.  The recipient of a Stock Appreciation Right will generally be subject to tax at ordinary income rates on any cash, or the fair market value of any stock, received upon exercise of the Stock Appreciation Right. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Dividends.  Dividends paid on Common Stock (including Conditioned Stock) will be taxed at ordinary income rates to the recipient. Generally, the Company will not be entitled to any deduction for dividends, except in the case of dividends paid on Conditioned Stock with respect to which no Section 83(b) election has been filed.

The foregoing is only a summary of the principal Federal income tax consequences of transactions under the 1997 Plan. This summary does not purport to be a complete description of all Federal tax implications, nor does it discuss the income tax laws of any municipality, state or foreign country in which a recipient under the 1997 Plan may reside or otherwise be subject to tax. Recipients of equity under the 1997 Plan are strongly urged to consult their own tax advisor concerning the application of various tax laws that may apply to a recipient’s particular situation.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2006. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the 2006 Annual Meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions presented at the meeting.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail, the Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Directors, officers and regular employees of the Company may, without additional compensation, solicit shareholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation.

PROPOSALS OF SHAREHOLDERS FOR 2007 ANNUAL MEETING

The Company anticipates that its 2007 Annual Meeting of Shareholders will be held on or about April 19, 2007. Proposals of shareholders of the Company intended to be presented at the 2007 Annual Meeting must, in order to be included in the Company’s Proxy Statement and the form of proxy for the 2007 Annual Meeting, be received at the Company’s principal executive offices by November 20, 2006.

Under the by-laws of the Company, any shareholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board of Directors of the Company) at the 2007 Annual Meeting, must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing shareholder) to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled annual meeting is given or made, such notice, to be timely, must be given within 10 days following such public disclosure or mailing of such notice, whichever is earlier.

AVAILABLE INFORMATION

Shareholders of record on February 24, 2006 will receive with this Proxy Statement a copy of the Company’s 2005 Annual Report on Form 10-K, containing detailed financial information concerning the Company. The Company’s 2005 Annual Report filed on Form 10-K is also available on-line from the U.S. Securities and Exchange Commission’s EDGAR database at the following address: www.sec.gov/cgi-bin/srch-edgar?progress+software.

Annex A

PROGRESS SOFTWARE CORPORATION

1997 STOCK INCENTIVE PLAN

(Amended and Restated 16 March 2006)

SECTION 1.  General Purpose of the Plan; Definitions

The name of the plan is the Progress Software Corporation 1997 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and directors of, and other persons providing services to, Progress Software Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

“Board” means the Board of Directors of the Company.

“Cause” means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, (ii) any act or omission to act by the participant which may have a material and adverse effect on the Company’s business or on the participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or material neglect of duties by the participant in connection with the business or affairs of the Company or any affiliate of the Company.

“Change of Control” shall have the meaning set forth in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Conditioned Stock Award” means an Award granted pursuant to Section 6.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 17.

“Eligible Persons” shall have the meaning set forth in Section 4.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means an Award granted pursuant to Section 8.

“Stock” means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award granted pursuant to Section 9.

“Subsidiary” means a subsidiary as set forth in Section 424 of the Code.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2.  Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee.  The Plan shall be administered by a committee (the “Committee”) consisting of at least two Outside Directors. None of the members of the Committee shall have been granted any Award under this Plan (other than pursuant to Section 7(c)) or any other stock option plan of the Company (other than the Company’s 1993 Directors’ Stock Option Plan) within one year prior to service on the Committee. It is the intention of the Company that the Plan shall be administered by “disinterested persons” within the meaning of Section 162(m) of the Code, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a disinterested person. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers and other employees of, and persons providing services to, the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate the exercisability or vesting of all or any portion of any Award with the exception of a Conditioned Stock Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to reduce the per-share exercise price of any outstanding Stock Option or Stock Appreciation Right awarded to any employee of the Company, including any officer or director of the Company (but not to less than 100% of Fair Market Value on the date the reduction is made) provided, however, that such reduction shall be effective only if approved by the shareholders of the Company;

(viii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(ix) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable.  The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be 9,540,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Awards related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Limitation on Awards.  In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than 300,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.

(c) Stock Dividends, Mergers, etc.  In the event that after approval of the Plan by the shareholders of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

(d) Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute awards shall be in addition to the maximum number of shares provided for in Section 3(a) only to the extent that the substitute Awards are both (i) granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Act; and (ii) granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Act), by the shareholders of the entity which issued such predecessor awards.

SECTION 4.  Eligibility.

Awards may be granted to officers or other key employees of the Company or its Subsidiaries, and to members of the Board and consultants or other persons who render services to the Company, regardless of whether they are also employees (“Eligible Persons”), provided, however, that members of the Committee at the time of grant, except for the purposes of Section 7(c), shall not constitute Eligible Persons.

SECTION 5.  Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after March 16, 2016.

(a) Grant of Stock Options.  The Committee in its discretion may grant Incentive Stock Options only to employees of the Company or any Subsidiary. The Committee in its discretion may grant Non-Qualified Stock Options to Eligible Persons. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options and Non-Qualified Stock Options, not less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

(ii) Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Shareholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v) Transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or his or her legal representative; provided, however, that the Committee may, in the manner established by the Committee, permit the transfer, without payment of consideration, of a Non-Qualified Stock Option by an optionee to a member of the optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the optionee’s immediate family; and such transferee shall remain subject to all the terms and conditions applicable to the option prior to the transfer. For purposes of this provision, an optionee’s “immediate family” shall mean the holder’s spouse, children and grandchildren.”

(vi) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(vii) Repurchase Right.  The Committee may in its discretion provide upon the grant of any Stock Option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such Stock Option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the Option for the shares subject to repurchase is granted. In the event the Committee shall grant Stock Options subject to the Company’s repurchase option, the certificates representing the shares purchased pursuant to such Options shall carry a legend satisfactory to counsel for the Company referring to the Company’s repurchase option.

(viii) Form of Settlement.  Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

(b) Reload Options.  At the discretion of the Committee, Options granted under Section 5(a) may include a so-called “reload” feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

SECTION 6.  Conditioned Stock Awards.

(a) Nature of Conditioned Stock Award.  The Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Conditioned Stock”). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

(b) Acceptance of Award.  A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder.  Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions.  Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture not later than the ninetieth day following such termination of employment (unless otherwise specified, in the written instrument evidencing the Conditioned Award).

(e) Vesting of Conditioned Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed “vested.”

(f) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant (or sell at a purchase price determined by the Committee which shall in no event be less than 100% of Fair Market Value) to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. Notwithstanding the foregoing, performance based grants of Unrestricted Stock shall be subject to a one year holding period and time based grants of Unrestricted Stock shall be subject to a three year holding period.

(b) Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon the request of an Eligible Person and with the consent of the Committee, each Eligible Person may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). Such Unrestricted Stock may be paid to the Eligible Person at the same time as the cash compensation would otherwise be paid, or at a later time, as specified by the Eligible Person in the written election.

(c) Elections to Receive Unrestricted Stock in Lieu of Directors’ Fees.  Each Outside Director may, pursuant to an irrevocable written election delivered to the Company no later than June 30 of any calendar year, receive all or a portion of the directors’ fees otherwise due to him in the subsequent calendar year in Unrestricted Stock (valued at Fair Market Value on the date or dates the directors’ fees would otherwise be paid). Such Unrestricted Stock may be paid to the Non-Employee Director at the same time the directors’ fees would otherwise have been paid, or at a later time, as specified by the Non-Employee Director in the written election.

(d) Restrictions on Transfers.  The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.  Performance Share Awards.

(a) Nature of Performance Shares.  A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b) Restrictions on Transfer.  Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder.  A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d) Termination.  Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause).

(e) Acceleration, Waiver, Etc.  At any time prior to the participant’s termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.  Stock Appreciation Rights

(a) The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified option and in conjunction therewith or in the alternative thereto.

(b) The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Committee, but shall not be less than 100% of Fair Market Value on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.

(c) Upon any exercise of a Stock Appreciation Right, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

(d) A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

(e) Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such Stock Appreciation Right for Stock.

(f) If the Committee disapproves in whole or in part any election by a participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such participant’s right to exercise any related Option.

(g) A participant shall not be entitled to request or receive cash in full or partial payment of a Stock Appreciation Right, if such Stock Appreciation Right or any related Option shall have been exercised during the first six (6) months of its respective term; provided, however, that such prohibition shall not apply in the event of the death or Disability of the participant prior to the expiration of such six-month period, or if such participant is not a director or officer of the Company or a beneficial owner of the Company who is described in Section 16(a) of the Act.

(h) A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.

(i) No Stock Appreciation Right shall be transferable other than by will or by the laws of descent and distribution and all Stock Appreciation Rights shall be exercisable, during the holder’s lifetime, only by the holder.

SECTION 10.  Termination of Stock Options and Stock Appreciation Rights.

(a) Termination by Death.  If any participant’s employment by or services to the Company and its Subsidiaries terminates by reason of death, any Stock Option or Stock Appreciation Right owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two years (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(b) Termination by Reason of Disability or Normal Retirement.

(i) Any Stock Option or Stock Appreciation Right held by a participant whose employment by or services to the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment or services, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(ii) Any Stock Option or Stock Appreciation Right held by a participant whose employment by or services to the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 90 days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment or services, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(iii) The Committee shall have sole authority and discretion to determine whether a participant’s employment or services has been terminated by reason of Disability or Normal Retirement.

(iv) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 10(b) for the exercise of a Stock Option or Stock Appreciation Right, shall extend such period for two years from the date of death, subject to termination on the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(c) Termination for Cause.  If any participant’s employment by or services to the Company and its Subsidiaries has been terminated for Cause, any Stock Option or Stock Appreciation Right held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option or Stock Appreciation Right can be exercised for a period of up to 30 days from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(d) Voluntary Termination.  If any participant’s employment by or services to the Company and its Subsidiaries is voluntarily terminated, any Stock Option or Stock Appreciation Right held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option or Stock Appreciation right can be exercised for a period of up to 90 days from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

(e) Other Termination.  Unless otherwise determined by the Committee, if a participant’s employment by or services to the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement, voluntary termination or for Cause, any Stock Option or Stock Appreciation Right held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for 90 days (or such longer period as the Committee shall specify at any time) from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

SECTION 11. Tax Withholding.

(a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.  Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

(A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 11(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

(B) such election shall be irrevocable;

(C) such election shall be subject to the consent or approval of the Committee; and

(D) the Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

SECTION 12.  Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13.  Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. However, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would (i) cause the Plan to fail to satisfy the incentive stock option requirements of the Code, (ii) cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment, (iii) permit the Board or the Committee to reprice Options or Stock Appreciation Rights granted to officers and directors of the Company under the Plan without shareholder approval, (iv) permit the Board or the Committee to grant Non-Qualified Stock Options or Stock Appreciation Rights under the Plan at less than 100% of the Fair Market Value on the date of grant of such Non-Qualified Stock Options or Stock Appreciation Rights, as the case may be, (v) cause a material increase in the number of shares authorized under the Plan, (vi) cause a material increase in benefits accruing to participants under the Plan, or (vii) cause a material increase in the eligible class of recipients under the Plan.

SECTION 14.  Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15.  Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 15:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Conditional Stock Award, Performance Share Award or Stock

Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Conditional Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Conditional Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, in full during the 30-day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) persons who, as of January 1, 1997, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 1997 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 16.  General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17.  Effective Date of Plan.

The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders.

SECTION 18.  Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

ANNUAL MEETING OF SHAREHOLDERS OF
PROGRESS SOFTWARE CORPORATION
April 20, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE. IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP, PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE CORPORATION OR PARTNERSHIP.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
1.	To fix the number of directors constituting the full Board of Directors of the Company at five.	☐	☐	☐

2.	Election of Directors.
NOMINEES
	☐	FOR ALL NOMINEES	¡ ¡	Joseph W. Alsop Roger J. Heinen, Jr.
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Michael L. Mark Scott A. McGregor
	☐	FOR ALL EXCEPT (See instructions below)	¡	Amram Rasiel

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

3.
To act upon a proposal to amend the Company’s 1997 Stock Incentive Plan to increase the maximum number of shares that may be issued under such plan from 7,540,000 to 9,540,000 shares and to extend the term of the plan during which incentive stock options may be granted by nine years
	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.
Mark box at right if you plan to attend the Annual Meeting. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dear Shareholder:
Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Shareholders, April 20, 2006.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Progress Software Corporation

PROGRESS SOFTWARE CORPORATION
14 OAK PARK, BEDFORD MASSACHUSETTS 01730
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — APRIL 20, 2006

     The undersigned shareholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Joseph W. Alsop, Norman R. Robertson and Robert L. Birnbaum, or any of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s office at 14 Oak Park, Bedford, Massachusetts on April 20, 2006, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 20, 2006, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.
(Continued and to be signed on the reverse side)

COMMENTS: